Exhibit 99.1

GENERAL ELECTRIC COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On November 1, 2021, General Electric Company (the “Company” or “GE”) completed the previously announced combination of its GE Capital Aviation Services (“GECAS”) business in its Capital segment with AerCap Holdings N.V. (“Aercap”) for total consideration consisting of $22.6 billion cash, subject to future contract closing adjustments, 111.5 million ordinary shares of AerCap (approximately 46% ownership interest), valued at $6.6 billion based on the closing share price of $59.04 on October 29, 2021, and $1 billion in AerCap senior notes with an interest rate of 1.899% and a maturity date of November 1, 2025. Pursuant to the shareholders' agreement entered in connection with the transaction, GE also has the right to nominate two board members of AerCap so long as it owns at least 10% of the ordinary shares of AerCap, or one board member so long as it owns any of the ordinary shares of AerCap.

In connection with the transaction, the historical results of GECAS were reported in GE's consolidated financial statements as discontinued operations beginning in the first quarter of 2021. Upon completion of the transaction, GE deconsolidated GECAS and expects to use the proceeds to further reduce debt, with total reduction since the end of 2018 now expected to reach approximately $75 billion.

GE will elect to prospectively measure its equity method investment in AerCap at fair value. This investment and the related earnings impact from subsequent changes in fair value in the investment will be recognized in continuing operations.

The unaudited pro forma condensed consolidated statement of earnings (loss) for each of the years ended December 31, 2020, 2019, and 2018 is presented as if the GECAS transaction had occurred on January 1, 2018. The estimated loss on sale is reflected in discontinued operations and therefore is not reflected in the unaudited pro forma condensed consolidated statement of earnings (loss). In addition, the unaudited pro forma condensed consolidated statement of earnings does not give effect to any gains or charges associated with changes in the fair value of our investment in AerCap due to changes in the share price of AerCap's ordinary shares. It also does not give effect for reduced costs from delevering but does reflect interest income associated with the issuance by AerCap of $1 billion of senior notes.

The unaudited pro forma condensed consolidated statements of earnings (loss) are subject to the assumptions and adjustments described in the accompanying notes. These assumptions and adjustments are based on information presently available. The unaudited pro forma condensed consolidated statements of earnings (loss) are based on the historical financial statements of GE for the period presented and in the opinion of GE management, all adjustments and disclosures necessary for a fair presentation of the pro forma data have been made.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations that would have been achieved had the events reflected been completed as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma condensed consolidated financial statements and the notes thereto should be read together with GE’s audited consolidated financial statements and the notes thereto as of and for the year ended December 31, 2020, and Management’s Discussion and Analysis included in GE’s Annual Report on Form 10-K for the year ended December 31, 2020 as well as GE’s unaudited consolidated financial statements and the notes thereto as of and for the nine months ended September 30, 2021, and Management’s Discussion and Analysis included in GE’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

(1)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
For the year ended December 31, 2020 (In billions; per-share amounts in dollars)	As Reported	GECAS Pro Forma Adjustments (a)		Pro Forma

Revenues
Sales of goods	$49.5	$(0.1)		$49.4
Sales of services	23.6	—		23.6
GE Capital revenues from services	6.6	(3.7)		2.9
Total revenues	79.6	(3.8)	(b)	75.9

Costs and expenses
Cost of goods sold	42.0	—		42.0
Cost of services sold	18.4	(2.5)		15.9
Selling, general and administrative expenses	12.6	—	(c)	12.6
Research and development	2.6	—		2.6
Interest and other financial charges	3.3	(0.9)	(d)	2.4
Insurance losses and annuity benefits	2.4	—		2.4
Goodwill impairments	1.7	(0.8)		0.9
Non-operating benefit costs	2.4	—		2.4
Other costs and expenses	0.4	(0.2)		0.2
Total costs and expenses	85.8	(4.5)		81.3

Other income	11.4	—		11.4

Earnings (loss) from continuing operations before income taxes	5.2	0.8		6.0
Benefit (provision) for income taxes	0.5	—	(e)	0.5
Earnings (loss) from continuing operations	5.7	0.8		6.5
Less net earnings (loss) attributable to noncontrolling interests	(0.2)	—		(0.2)
Preferred stock dividends	(0.5)	—		(0.5)
Net earnings (loss) from continuing operations attributable to GE common shareowners	$5.4	$0.8		$6.2

Per-share amounts
Earnings (loss) from continuing operations
Diluted earnings (loss) per share (f)	$4.74			$5.47
Basic earnings (loss) per share (f)	$4.74			$5.47

Average equivalent shares (in millions)
Diluted (f)	1,095			1,095
Basic (f)	1,094			1,094
Amounts may not add due to rounding.

(2)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
For the year ended December 31, 2019 (In billions; per-share amounts in dollars)	As Reported	GECAS Pro Forma Adjustments (a)		Pro Forma

Revenues
Sales of goods	$58.9	$(0.1)		$58.9
Sales of services	28.5	—		28.5
GE Capital revenues from services	7.7	(4.7)		3.1
Total revenues	95.2	(4.7)	(b)	90.5

Costs and expenses
Cost of goods sold	45.9	(0.1)		45.8
Cost of services sold	21.0	(2.0)		19.0
Selling, general and administrative expenses	13.9	(0.1)	(c)	13.8
Research and development	3.1	—		3.1
Interest and other financial charges	4.2	(1.0)	(d)	3.2
Insurance losses and annuity benefits	3.3	—		3.3
Goodwill impairments	1.5	—		1.5
Non-operating benefit costs	2.8	—		2.8
Other costs and expenses	0.5	(0.3)		0.2
Total costs and expenses	96.3	(3.5)		92.8

Other income	2.2	—		2.2

Earnings (loss) from continuing operations before income taxes	1.1	(1.2)		(0.1)
Benefit (provision) for income taxes	(0.7)	0.2	(e)	(0.6)
Earnings (loss) from continuing operations	0.4	(1.0)		(0.6)
Less net earnings (loss) attributable to noncontrolling interests	—	—		—
Preferred stock dividends	(0.5)	—		(0.5)
Net earnings (loss) from continuing operations attributable to GE common shareowners	$—	$(1.0)		$(1.1)

Per-share amounts
Earnings (loss) from continuing operations
Diluted earnings (loss) per share (f)	$(0.04)			$(0.98)
Basic earnings (loss) per share (f)	$(0.04)			$(0.98)

Average equivalent shares (in millions)
Diluted (f)	1,091			1,091
Basic (f)	1,091			1,091
Amounts may not add due to rounding.

(3)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
For the year ended December 31, 2018 (In billions; per-share amounts in dollars)	As Reported	GECAS Pro Forma Adjustments (a)		Pro Forma

Revenues
Sales of goods	$60.1	$(0.1)		$60.0
Sales of services	28.8	—		28.8
GE Capital revenues from services	8.1	(4.6)		3.4
Total revenues	97.0	(4.8)	(b)	92.3

Costs and expenses
Cost of goods sold	47.6	(0.1)		47.5
Cost of services sold	21.8	(2.0)		19.8
Selling, general and administrative expenses	14.6	(0.1)	(c)	14.5
Research and development	3.4	—		3.4
Interest and other financial charges	4.8	(1.0)	(d)	3.8
Insurance losses and annuity benefits	2.8	—		2.8
Goodwill impairments	22.1	—		22.1
Non-operating benefit costs	2.8	—		2.8
Other costs and expenses	0.4	(0.2)		0.3
Total costs and expenses	120.3	(3.3)		117.0

Other income	2.3	—		2.3

Earnings (loss) from continuing operations before income taxes	(21.0)	(1.4)		(22.4)
Benefit (provision) for income taxes	(0.1)	0.2	(e)	0.1
Earnings (loss) from continuing operations	(21.1)	(1.2)		(22.3)
Less net earnings (loss) attributable to noncontrolling interests	(0.1)	—		(0.1)
Preferred stock dividends	(0.4)	—		(0.4)
Net earnings (loss) from continuing operations attributable to GE common shareowners	$(21.4)	$(1.2)		$(22.7)

Per-share amounts
Earnings (loss) from continuing operations
Diluted earnings (loss) per share (f)	$(19.74)			$(20.87)
Basic earnings (loss) per share (f)	$(19.74)			$(20.87)

Average equivalent shares (in millions)
Diluted (f)	1,086			1,086
Basic (f)	1,086			1,086
Amounts may not add due to rounding.

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The following items resulted in adjustments in the unaudited pro forma condensed consolidated financial information:
a.Adjustments reflect the elimination of revenues and costs and expenses of GECAS.
b.Adjustment represents the elimination of $3.9 billion, $4.9 billion and $4.9 billion of revenues attributable to GECAS less the reversal of intercompany eliminations of $0.2 billion, $0.2 billion and $0.2 billion, respectively, for the years ended December 31, 2020, 2019 and 2018.
c.Adjustment represents the elimination of $0.2 billion, $0.3 billion and $0.3 billion of selling, general and administrative expenses attributable to GECAS less the reversal of intercompany eliminations of $0.2 billion, $0.2 billion and $0.2 billion, respectively, for the years ended December 31, 2020, 2019 and 2018.
d.Adjustment represents interest costs allocated to GECAS using GE Capital’s interest allocation process. Actual reduction in interest costs for GE will not occur until GE takes actions, as intended, to reduce leverage following completion of the GECAS transaction.
e.Adjustment reflects the estimated income tax effect of the pro forma adjustments at a statutory rate.
f.Amounts shown reflect the 1-for-8 reverse stock split effective August 2, 2021.
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